Exhibit 10.35
GUARANTY
THIS GUARANTY ("Guaranty") is executed as of November 14, 2016, by KBSGI REIT PROPERTIES, LLC, a Delaware limited liability company ("Guarantor"), for the benefit of JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent for the "Lenders" pursuant to the Loan Agreement described below (in such capacity, "Administrative Agent") and in favor of each party that now or hereafter is bound under the Loan Agreement as a "Lender" (referred to herein individually as a "Lender" and collectively as the "Lenders").
RECITALS
A.    KBSGI Offices at Greenhouse, LLC, a Delaware limited liability company, and each other borrower from time to time a party to the Loan Agreement described below (individually and collectively, "Borrower" or "Borrowers"), Administrative Agent and Lenders have entered into that certain Term Loan and Security Agreement of even date herewith (as amended from time to time, the "Loan Agreement"), pursuant to which Lenders have agreed to make disbursements in an amount not to exceed SIXTY-FIVE MILLION AND NO/100 DOLLARS ($65,000,000.00) (the "Loan"), for the purpose of paying for and/or reimbursing Borrower for the acquisition or refinancing, as applicable, of the Properties, and for any other lawful purpose permitted under the Loan Agreement. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Loan Agreement.
B.    Administrative Agent and Lenders are not willing to enter into the Loan Agreement and Lenders are not willing to make the Loan, or otherwise extend credit, to Borrowers unless Guarantor unconditionally guarantees payment and performance to Administrative Agent and the Lenders of the Loan and the other Obligations in accordance with the terms of this Guaranty; and
C.    Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from the Lenders making the Loan to Borrower.
AGREEMENT
NOW, THEREFORE, as an inducement to Lenders to make the Loan to Borrower and Administrative Agent and the Lenders to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor agrees with Administrative Agent and the Lenders, as follows:
Section 1. Guaranty of Obligations.
(a)    Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Administrative Agent and Lenders, the payment of the Obligations (but expressly excluding any amounts owing under the Environmental Indemnity Agreement, except as expressly provided in Sections 1(d)(7) and 1(d)(8) herein below), subject to the limitations set forth in subsection (b) below, whether now or hereafter arising, as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable, jointly and severally, for the Obligations

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(but expressly excluding any amounts owing under the Environmental Indemnity Agreement, except as expressly provided in Sections 1(d)(7) and 1(d)(8) herein below) as a primary obligor, subject to the limitations set forth in subsection (b) below, and that Guarantor shall fully perform each and every term and provision hereof. This Guaranty is a guaranty of payment and not of collection only. Administrative Agent and Lenders shall not be required to exhaust any right or remedy or take any action against Borrowers or any other person or entity or any collateral. Guarantor agrees that, as between Guarantor and Administrative Agent and Lenders, the Obligations may be declared to be due and payable for the purposes of this Guaranty (provided Guarantor's liability with respect thereto shall at all times remain subject to the limitations set forth in this Section 1(b)) notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards Borrowers and that in the event of a declaration or attempted declaration, the Obligations shall immediately become due and payable by Guarantor (but expressly excluding any amounts owing under the Environmental Indemnity Agreement, except as expressly provided in Sections 1(d)(7) and 1(d)(8) herein below) for the purposes of this Guaranty.
(b)    Notwithstanding anything herein to the contrary, the liability of Guarantor hereunder shall not exceed the Base Guaranteed Amount (defined below as the same shall be determined from time to time), plus the amounts (if any) due under paragraphs (c) and (d) and Section 15 below (if and to the extent applicable).
For the purposes of this Guaranty, "Base Guaranteed Amount" shall mean an amount equal to twenty-five percent (25.0%) of all amounts owing under the Loan (not to exceed $16,250,000.00, or, if the Commitment amount is permanently reduced as set forth in the Loan Agreement, 25% percent of the then-existing Commitment amount), such amount calculated based on the outstanding amounts owing as of the date the Notes becomes due and payable in full (whether at maturity or by acceleration or otherwise) (the "Due Date"). In addition to the Base Guaranteed Amount, Guarantor shall continue to be liable for, and shall have at all times under this Guaranty a continuing obligation to pay Lender 100% of the amounts specified in paragraphs (c) and (d) and Section 15 below, if and to the extent applicable.
In determining the Base Guaranteed Amount, no payments or recoveries from any source whatsoever (including without limitation payments received from Borrowers and proceeds from the foreclosure sale or other liquidation of collateral for the Loan, or any credit bids made by Administrative Agent at any foreclosure sale) received by Administrative Agent or Lenders shall be applied to reduce the Base Guaranteed Amount. Guarantor's maximum liability under this Guaranty shall be reduced only by payments received from Guarantor under this Guaranty following the Due Date from its own funds (and not, as noted above, from liquidation of collateral). Additional advances (such as protective advances) made after the Due Date shall increase the Base Guaranteed Amount by an amount equal to twenty-five percent (25.0%) of the amount advanced (subject to the maximum capped amount specified above).
(c)    Notwithstanding anything herein to the contrary, at all times until the Obligations have been paid in full and the Loan Documents and any applicable Swap Agreement are no longer in effect, Guarantor shall (in addition to those specified in Section 1(b) above) have full, complete, and unlimited liability for the payment and performance of all of the Obligations if any of the foregoing shall occur:

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1.
a Borrower or Guarantor (i) voluntarily files bankruptcy (or through collusion, causes to be filed) or (ii) voluntarily takes (or by collusion, causes to be taken) any of the actions described in Sections 8.01(c)(i), (iii) and (v) (Voluntary Proceedings) of the Loan Agreement; or

2.
any involuntary bankruptcy proceeding or other action described in Section 8.01(b) (Involuntary Proceeding) of the Loan Agreement that is not dismissed within 90 days of the filing thereof is taken against a Borrower or Guarantor:

i.	by Guarantor or a Borrower, as the case may be, or by any member or other constituent entity or affiliate of a Borrower or Guarantor (each a "Restricted Entity"), or

i.	by any Person acting in collusion with, a Borrower, Guarantor or any Restricted Entity of any of them.

3.
there is (i) a voluntary transfer of all or any portion of a Property, Improvements, or fixtures (exclusive of fixtures which constitute immaterial personal property items) on such Property (not including leases) unless expressly permitted by the Loan Documents, (ii) a voluntary placement of or voluntary imposition of a mortgage, deed of trust or other Lien for borrowed money on all or any portion of a Mortgaged Property, or (iii) a voluntary transfer or pledge of equity interests or ownership interests in a Borrower in violation of the Loan Documents or other voluntary transfers prohibited by the terms of the Loan Documents in the ownership or equity interests of the entities owning, directly or indirectly, a Borrower (but expressly excluding transfers that occur by reason of condemnation, eminent domain, contested judgment liens, or other purely involuntary transfers).

(d)    In addition, notwithstanding anything herein to the contrary, at all times until the Obligations have been paid in full and the Loan Documents and any applicable Swap Agreement are no longer in effect, Guarantor guarantees to Administrative Agent and the Lenders, the full and prompt payment of, and agrees to pay protect, guarantee, indemnify, defend and hold harmless Administrative Agent and Lenders from and against, any actual liability, loss, damage, costs and expenses (including legal fees) suffered by Administrative Agent or the Lenders, and caused by or related to or as a result of the following:

1.	intentional physical waste by a Borrower, Guarantor, or any Affiliate of a Borrower or Guarantor controlled by a Borrower or Guarantor with respect to any portion of a Mortgaged Property;

2.
any fraud or intentional misrepresentation in any of the Loan Documents or any applicable Swap Agreement by a Borrower, Guarantor, or any Affiliate of a Borrower or Guarantor controlled by a Borrower or Guarantor;

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3.	the intentional misapplication of cash from any Mortgaged Property in violation of the Loan Documents or any Swap Agreement;

4.
the removal or disposal by a Borrower, Guarantor or any Affiliate of a Borrower or Guarantor controlled by a Borrower or Guarantor, of any material personal property or fixtures in which Administrative Agent or a Lender has a Lien, in violation of the terms of the Loan Documents or any applicable Swap Agreement, to the extent such personal property or fixtures are not replaced by like personal property or fixtures of similar value and utility;

5.
the failure of a Borrower to maintain the insurance coverages (other than the environmental policy which shall be governed by clauses (7) and (8) below) required under the Loan Documents or any applicable Swap Agreement at any time prior to a transfer (that is not in violation of the Loan Documents) of ownership of a Mortgaged Property from a Borrower to a new owner, except to the extent (i) any such failure occurred by reason of the failure to pay the insurance premiums pertaining thereto, and (ii) the failure to pay such premiums occurred because there was insufficient cash flow from the Mortgaged Properties to pay such premiums, with a payment of each such premium to be the top priority in the application of any such cash flow, and such cash flow was available to a Borrower and not seized by a receiver or other third party creditor); or the application or misapplication of any insurance proceeds or condemnation awards by a Borrower in violation of the terms of the Loan Documents or any applicable Swap Agreement;

6.
the existence of any Tax Liens in violation of Section 4.01 of the Loan Agreement that arose by reason of a Borrower's failure to pay taxes during its ownership of a Mortgaged Property (provided that there was sufficient cash flow from the Mortgaged Properties available to Borrower to pay such Tax Liens, with a payment of Tax Liens having top priority after the payment of insurance policy premiums);

7.
all amounts owing under the Environmental Indemnity Agreement if, for any reason, (1) an environmental insurance policy which is the same in all material respects as the environmental insurance policy that was approved by Administrative Agent and delivered in connection with the closing of the Loan as required under Section 2.02(b)(xxi) of the Loan Agreement ("Approved Environmental Insurance Policy") is not maintained in full force and effect (including, without limitation, by reason of Borrowers' failure to pay the premiums with respect thereto), or (2) Borrowers (x) fail, after written request by Administrative Agent, to direct payment of all amounts owing under such Approved Environmental Insurance Policy relating to the Mortgaged Properties to Administrative Agent or (y) disputes in writing the payment of such sums under the Approved Environmental Insurance Policy

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to Administrative Agent. For avoidance of doubt, Guarantor shall have no liability under clause 7(1) above so long as an environmental insurance policy, which is the same in all material respects as the Approved Environmental Insurance Policy, is in full force and effect providing effective coverage for claims relating to environmental matters that occurred prior to or during a Borrower's period of ownership of a Mortgaged Property, to the same extent as under the Approved Environmental Insurance Policy, when and if demand is made by Administrative Agent under the Environmental Indemnity Agreement, whether or not the claim relating to any such environmental matter is a covered claim under such environmental insurance policy (unless such claim was a covered claim under the Approved Environmental Insurance Policy); and

8.
all losses (which shall include, without limitation, attorneys' fees and costs of defense) sustained or incurred by Administrative Agent and/or Lenders by reason of any failure to maintain in full force and effect (which Guarantor hereby covenants to so do) an environmental insurance policy which is the same in all material respects as the Approved Environmental Insurance Policy for a period of two years following the repayment of the Obligations in full. As used in this subsection 8, "full force and effect" shall include reference to an environmental insurance policy for events occurring prior to or during a Borrower's period of ownership of a Mortgaged Property and that has coverage under an extended reporting period of no less than two (2) years following the repayment of the Obligations in full. For avoidance of doubt, Guarantor shall have no liability under this clause 8 so long as an environmental insurance policy, which is the same in all material respects as the Approved Environmental Insurance Policy, is in full force and effect providing coverage under an extended reporting period for claims relating to environmental matters that occurred prior to or during a Borrower's period of ownership of the Mortgaged Property, to the same extent as under the Approved Environmental Insurance Policy, when and if demand is made by Administrative Agent under the Guaranty, whether or not the claim relating to any such environmental matter is a covered claim under such environmental insurance policy (unless such claim was a covered claim under the Approved Environmental Insurance Policy). For purposes of clarification (but subject to Section 26 below), Guarantor's liability under clause 8 shall not be terminated or otherwise affected even if a Borrower's obligations under the Environmental Indemnity Agreement are terminated in accordance with Section 10 of the Environmental Indemnity; and

9.    amounts (if any) owing to Administrative Agent and Lenders under Section 15 below.
It is understood that the obligations of Borrowers to Administrative Agent and the Lenders may at any time and from time to time exceed the liability of Guarantor hereunder without impairing

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this Guaranty and Guarantor, Administrative Agent and Lenders agree, as between themselves, that regardless of the manner of application of payments made by Borrowers to Administrative Agent and the Lenders, all such payments shall be deemed to be applied first to the portion of the obligations of Borrowers which are not guaranteed hereunder and last to the portion of the such obligations which are guaranteed hereunder.
Section 2.     Guaranty Absolute. Guarantor guarantees that the Obligations shall be paid strictly in accordance with the terms of the Loan Documents and any applicable Swap Agreement. The liability of Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document or any applicable Swap Agreement, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, or failure to act by Administrative Agent or the Lenders with respect to, any other guaranty or support document, or any exchange, release or non‑perfection of, or failure to act by Administrative Agent or the Lenders, with respect to, any collateral, for all or any of the Obligations; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Obligations or any Loan Document or any applicable Swap Agreement; (d) any change in the existence, structure, or ownership of any Borrower; (e) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document or any applicable Swap Agreement; and (f) any other setoff, recoupment, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents and any applicable Swap Agreement or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, a Borrower or a guarantor.
Section 3.     Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Obligations now or hereafter existing and shall remain in full force and effect until payment in full of all Obligations and other amounts payable under this Guaranty and until the Loan Documents and any applicable Swap Agreement are no longer in effect.
Section 4.     Waiver of Certain Rights and Notices. To the fullest extent not prohibited by applicable law, except as specifically provided herein, Guarantor hereby waives and agrees not to assert or take advantage of (a) any right to require Administrative Agent, for the benefit of the Lenders, to proceed against or exhaust its recourse against Borrowers, any other guarantor or endorser, or any security or collateral held by Administrative Agent or Lenders at any time or to pursue any other remedy in its power before proceeding against Guarantor hereunder; (b) the defense of the statute of limitations in any action hereunder; (c) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of a Borrower, Guarantor or any other or others, (ii) the revocation or repudiation hereof by Guarantor or the revocation or repudiation of any of the Loan Documents by a Borrower or any other or others, (iii) the failure of Administrative Agent, on behalf of the Lenders, to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of a Borrower or any other or others, (iv) the unenforceability in whole or in part of any Loan Document or any applicable Swap Agreement, (v) Administrative Agent's or a Lender's election in any proceeding instituted under the federal Bankruptcy Code, of the application

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of Section 1111(b)(2) of the federal Bankruptcy Code, or (vi) any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; (d) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, and indulgences and notices of any other kind whatsoever; (e) any defense based upon an election of remedies by Administrative Agent, on behalf of the Lenders, which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Borrowers for reimbursement, or both; (f) any defense based upon any taking, modification or release of any collateral, or any failure to perfect any security interest in, or the taking of or failure to take any other action with respect to any collateral securing payment or performance of the Obligations; (g) any right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any obligations to which it applies or may apply; and (h) any rights or defenses based upon an offset by Guarantor against any obligation now or hereafter owed to Guarantor by Borrowers; it being the intention hereof that Guarantor shall remain liable hereunder to the extent set forth herein, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor, until the termination of this Guaranty under Section 3. Guarantor waives presentment, demand, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any of the Obligations and any other formality with respect to any of the Obligations or this Guaranty.
Guarantor hereby waives: (a) any defense based upon the application by Borrowers of any proceeds relating to the Loan Agreement for purposes other than the purposes represented by Borrowers to Administrative Agent and Lenders, or intended or understood by Administrative Agent and Lenders or Guarantor; (b) any defense based upon Administrative Agent's or any Lender's failure to disclose to Guarantor any information concerning a Borrower's financial condition or any other circumstances bearing on a Borrower's ability to pay all sums payable under the Loan Agreement; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (d) any rights of subrogation, reimbursement, indemnification and contribution, and any other rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, any right to enforce any remedy which Administrative Agent and Lenders may have against a Borrower and any right to participate in, or benefit from, any security for the Loan Agreement now or hereafter held by Administrative Agent or Lenders; (e) presentment, demand, protest and notice of any kind (other than when expressly required under the Loan Documents); (f) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof; (g) any right to require Administrative Agent, on behalf of the Lenders, to institute suit or exhaust remedies against a Borrower or others liable for any Obligations, to enforce Administrative Agent's and Lenders' rights against any collateral which shall have been given to secure the Obligations to enforce Administrative Agent's and Lenders' rights against any other guarantors of such indebtedness, to join Borrowers or any others liable on such Obligations in any action seeking to enforce this Guaranty, to resort to any other means of obtaining payment of such Obligations; (h) notices of disbursement of proceeds, acceptance hereof, proof of non-payment, default under any document, notices and demands of any kind; and (i) the invalidity illegality or unenforceability of all or any portion of the indebtedness guaranteed hereby or any of the Loan Documents for any reason whatsoever, including that interest on such indebtedness violates applicable usury laws, that the Borrowers or others liable for all or a portion thereof have valid

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defenses, claims or offsets to all or a portion of such indebtedness, or that the Loan Documents have been forged or otherwise are irregular or not genuine or authentic (it being agreed that Guarantor shall remain liable under this Guaranty regardless of whether Borrowers or any other person shall be found not liable for repayment of all or a portion of such indebtedness). Guarantor further waives any and all rights and defenses that Guarantor may have because Borrowers' debt is secured by real property; this means, among other things, that (1) Administrative Agent and Lenders may collect or receive performance from Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower; (2) if Administrative Agent forecloses on any real property collateral pledged by a Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Administrative Agent and Lenders may collect or receive performance from Guarantor even if Administrative Agent, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from a Borrower. The foregoing is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrowers' debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives (i) all rights and defenses arising out of an election of remedies by the Administrative Agent or Lenders, even though that election of remedies, such as non-judicial foreclosure with respect to security for Borrowers' obligations, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise and (ii) any and all other rights and defenses to the extent permitted by law. Guarantor hereby waives any right it might otherwise have under Section 2822 of the California Civil Code or similar law or otherwise to have Borrowers designate the portion of any such obligation to be satisfied in the event that a Borrower provides partial satisfaction of such obligation. Guarantor acknowledges and agrees that Borrowers may already have agreed with Administrative Agent and Lenders, or may hereafter agree, that in any such event the designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by Administrative Agent and Lenders rather than by Borrowers. Finally, Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor's liability hereunder.
Section 5.     Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Administrative Agent or Lenders on the insolvency, bankruptcy or reorganization of a Borrower or otherwise, all as though the payment had not been made, whether or not Administrative Agent is in possession of this Guaranty.
Section 6.     Subrogation. Guarantor shall not exercise any rights which it may acquire by way of subrogation, reimbursement or contribution, as a result of any payment made under this Guaranty or otherwise, until all the Obligations have been paid in full and the Loan Documents and any Swap Agreement are no longer in effect. If any amount is paid to Guarantor by a Borrower on account of such rights prior to such time, the amount shall be held in trust for the benefit of the Administrative Agent and Lenders and shall be promptly paid to Administrative Agent, for the

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benefit of the Lenders, to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Loan Documents and any applicable Swap Agreement. If Guarantor makes payment to Administrative Agent, for the benefit of the Lenders, of all or any part of the Obligations and all the Obligations are paid in full and the Loan Documents and any applicable Swap Agreement are no longer in effect, Administrative Agent shall, at Guarantor's request, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of the interest in the Obligations resulting from the payment.
Section 7.     Subordination. Without limiting Administrative Agent's or Lenders' rights under any other agreement, any liabilities owed by Borrowers to Guarantor in connection with any extension of credit or financial accommodation by Guarantor to or for the account of a Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Obligations, and such liabilities of Borrowers to Guarantor, if Administrative Agent so requests, shall be collected, enforced and received by Guarantor as trustee for the Lenders and shall be paid over to Administrative Agent, for the benefit of the Lenders, on account of the Obligations but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.
Section 8.     Certain Taxes. Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein ("Taxes"). If any Taxes are required to be withheld from any amounts payable to Administrative Agent on behalf of Lenders, hereunder, the amounts so payable to Administrative Agent on behalf of Lenders, shall be increased to the extent necessary to yield to Administrative Agent on behalf of Lenders, (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by Guarantor, as promptly as possible thereafter, Guarantor shall send Administrative Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by Administrative Agent.
Section 9.     Representations and Warranties. Guarantor represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary action; (ii) to Guarantor's knowledge, does not violate any agreement, instrument, law, regulation or order applicable to Guarantor; (iii) to Guarantor's knowledge, does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally; and (b) in executing and delivering this Guaranty, Guarantor has (i) without reliance on Administrative Agent or any Lender or any information received from Administrative Agent or any Lender and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and each Borrower, each Borrower's business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such

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transactions, Borrowers or the obligations and risks undertaken herein with respect to the Obligations; (ii) adequate means to obtain from Borrowers on a continuing basis information concerning Borrowers; (iii) full and complete access to the Loan Documents, any applicable Swap Agreement and any other documents executed in connection with the Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of Administrative Agent or any Lender not embodied herein or any acts heretofore or hereafter taken by Administrative Agent or any Lender (including but not limited to any review by Administrative Agent or any Lender of the affairs of Borrowers).
Section 10.     Financial Reports and Covenants.
(a)    Guarantor shall keep adequate books and records of account in accordance with methods acceptable to Administrative Agent, consistently applied and shall furnish to Administrative Agent the financial statements, certificates and other information described in Section 4.09(b) of the Loan Agreement as and when required by said Section 4.09(b).
(b)    Administrative Agent and its accountants shall have the right to examine, upon at least 24 hours' prior written notice to Guarantor (provided no advance notice is required during the existence of a Default), the records, books, management and other papers of Guarantor which reflect upon its financial condition, at any Mortgaged Property or at any office regularly maintained by Guarantor where the books and records are located. Such examination shall be at Administrative Agent's and Lenders' costs unless (i) a Default exists, (ii) Administrative Agent or any Lender has reason to believe any information provided to Administrative Agent or Lenders, by Guarantor may be incorrect or misleading in any material respect, or (iii) Administrative Agent, on behalf of the Lenders, is conducting such examination pursuant to its obligations under any applicable laws or regulations (provided, with respect to subsection (iii), in no event shall Guarantor be obligated to reimburse Administrative Agent or Lenders for such costs and expenses for more than one examination per year). Administrative Agent and its accountants shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Administrative Agent and its accountants shall have the right to examine and audit the books and records of Guarantor pertaining to the income, expenses and operation of the Mortgaged Properties during reasonable business hours at any office of Guarantor where the books and records are located.
Section 11.     Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.
Section 12.     Setoff. If a Default shall have occurred and be continuing, Administrative Agent and each Lender and each of their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such party to or for the credit or the account of Guarantor against any of and all the obligations of Guarantor under this Guaranty, irrespective of whether or not Administrative Agent or such Lender shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such parties may have.

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Section 13.     Formalities. Guarantor waives presentment, demand, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any of the Obligations and any other formality with respect to any of the Obligations or this Guaranty.
Section 14.     Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Administrative Agent, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Administrative Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.
Section 15.     Expenses. Guarantor shall reimburse Administrative Agent and the Lenders on demand for all costs, expenses and charges (including without limitation reasonable fees and charges of external legal counsel for Administrative Agent and the Lenders) incurred by Administrative Agent and the Lenders in connection with the performance or enforcement of this Guaranty. The obligations of Guarantor under this Section shall survive the termination of this Guaranty.
Section 16.     Assignment. This Guaranty shall be binding on, and shall inure to the benefit of Guarantor, Administrative Agent, the Lenders and their respective successors, assigns, estates and personal representatives; provided that Guarantor may not assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of Guarantor under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if Guarantor is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) Administrative Agent and each Lender may assign, sell participations in or otherwise transfer their respective rights under the Loan Documents and any applicable Swap Agreement to any other person or entity in accordance with the terms of the Loan Agreement and any applicable Swap Agreement, and the other person or entity shall then become vested with all the rights granted to Administrative Agent or such Lender in this Guaranty or otherwise.
Section 17.     Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.
Section 18.     Notices. All notices or other written communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:
(a)    if to Guarantor, to it at c/o KBS Capital Advisors LLC, 800 Newport Center Drive, #700, Newport Beach, CA 92660, Attention of Bryce Lin, Director of Finance and Reporting (Phone No. (949) 797-0312 (Email Address: blin@kbs.com);
With a copy to: Greenberg Traurig, 3161 Michelson Drive, Suite 1000, Irvine, CA 92612, Attention of Bruce Fischer, Esq. (Phone No. (949) 732-6670 (Email Address fischerb@gtlaw.com); and

SMRH:479595026.5	11

With a copy to: Todd Smith, 800 Newport Center Drive, #700, Newport Beach, CA 92660 (Phone No. (949) 797-0338) (Email Address tsmith@kbs.com).
(b)    if to Administrative Agent, to it at 201 North Central Avenue, Floor 20, Phoenix, AZ 85004-0073, Attention of Ryan Dempsey (Email Address:  ryan.m.dempsey@jpmorgan.com).
Guarantor and Administrative Agent may change their address or telecopy number or email address for notices and other communications hereunder by notice to the other party. All notices and other communications given to Guarantor or Administrative Agent in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt, in the case of email notices, as evidenced by sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt function").
Section 19.     Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Guaranty shall be construed in accordance with and governed by the law of the State of California.
(b)    Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any United States Federal or State court sitting in Orange County, California, and any appellate court therein, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court(s) or, to the extent permitted by law, in such Federal court(s). Guarantor hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that Administrative Agent and Lenders may otherwise have to bring any action or proceeding relating to this Guaranty against Guarantor or its properties in the courts of any jurisdiction.
(c)    Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in subsection (b) above. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Guarantor irrevocably consents to service of process in the manner provided for notices herein. Nothing in this Guaranty will affect the right of Administrative Agent and Lenders to serve process in any other manner permitted by law.
Section 20.     ECP RULES. No Guarantor hereunder shall be deemed to be a guarantor of any Swap Obligations if such Guarantor is not an "Eligible Contract Participant" as defined in §1(a)(18) of the Commodity Exchange Act and the applicable rules issued by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission (collectively, and as now or hereafter in effect, the "ECP Rules") to the extent that the providing of such guaranty by such

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Guarantor would violate the ECP Rules or any other applicable law or regulation. This paragraph shall not affect any obligations of Guarantor other than Swap Obligations, nor shall it affect the obligations of any Guarantor who qualifies as an "Eligible Contract Participant".
Section 21.     Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
Section 22.     ENTIRETY. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY GUARANTOR EMBODY THE FINAL, ENTIRE AGREEMENT OF GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY GUARANTOR ARE INTENDED BY GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS HEREOF AND THEREOF, AND NO COURSE OF DEALING AMONG GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT EXECUTED BY GUARANTOR. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS.
Section 23.     WAIVER OF JURY TRIAL AND JUDICIAL REFERENCE PROVISION.
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND REFERENCE AGREEMENT BY,

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AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE "COURT") BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) (EACH, A "CLAIM") AND THE WAIVER SET FORTH IN THE PRECEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:
1. WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN PARAGRAPH 2 BELOW, ANY CLAIM WILL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. EXCEPT AS OTHERWISE PROVIDED IN THE LOAN DOCUMENTS, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN THE STATE OR FEDERAL COURT IN THE COUNTY OR DISTRICT WHERE VENUE IS OTHERWISE APPROPRIATE UNDER APPLICABLE LAW.
2. THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING, WITHOUT LIMITATION, SET-OFF), (C) APPOINTMENT OF A RECEIVER AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING, WITHOUT LIMITATION, WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT.
3. UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN (10) DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B).
4. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL

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BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE'S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.
5. THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA. THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING, WITHOUT LIMITATION, MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.
6. THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.
ADMINISTRATIVE AGENT AND LENDERS WILL BE DEEMED TO HAVE AGREED TO THE PROVISIONS OF THIS SECTION BY ACCEPTING THIS GUARANTY.
Section 24.     WAIVER OF SPECIAL DAMAGES. Guarantor agrees that neither Administrative Agent nor any Lender shall have any liability to Guarantor (whether sounding in tort, contract or otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents and any applicable Swap Agreement, or any act, omission or event occurring in connection therewith, unless such losses result from the gross negligence or willful misconduct of the party from which recovery is sought or from a breach of any Loan Document or any applicable Swap Agreement by such party. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ADMINISTRATIVE AGENT AND EACH OF THE LENDERS ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR ANY SWAP AGREEMENT, THE OBLIGATIONS OR THE USE OF THE PROCEEDS THEREOF.

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Section 25.     Limitation on Liability. Notwithstanding the foregoing or anything to the contrary in this Guaranty, under no circumstances shall Administrative Agent or the Lenders have any recourse against, nor shall there be any personal liability to, the members of Guarantor, or to any shareholders, members or partners (direct or indirect) for any obligations of Guarantor hereunder. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Guarantor's liability or obligations under the Guaranty or Administrative Agent's and Lenders' right to exercise any rights or remedies against any collateral securing the Loan.
Section 26.     Termination of Environmental Liability. Notwithstanding anything to the contrary stated in this Guaranty, if the conditions set forth in Sections 10.1 through 10.5 of the Environmental Indemnity Agreement are satisfied (i.e., all conditions for Borrowers' release of their liability under the Environmental Indemnity Agreement other than the expiration of the two year period have been satisfied), Guarantor's liability under Sections 1(d)7 and 1(d)8 of this Guaranty with respect to environmental liability shall automatically terminate.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company

By:    KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:    KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner

By:    /s/Charles J. Schreiber, Jr._
Charles J. Schreiber, Jr.,
Chief Executive Officer

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A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA
COUNTY OF Orange    )

On November 9, 2016, before me, K. Godin, Notary Public, personally appeared Charles J. Schreiber, Jr., who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature /s/ K. Godin

SMRH:479595026.5	GUARANTY
ACKNOWLEDGMENT